EXHIBIT 6(d)

                                                          FEDERAL IDENTIFICATION
                                                                 NO. 04--1414660

The Commonwealth of Massachusetts

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

[ILLEGIBLE]            [ILLEGIBLE]        C [ ]          P [ ]           M  [ ]
                       R.A. [ ]           4

Examiner               Name Approved
                       P.C.

We, James M. Benson, *President and Emanuel Alves, Secretary of John Hancock Life Insurance Company (Exact name of corporation) located at 200 Clarendon Street, Boston, MA 02117 (Street address of corporation in Massachusetts) certify that these Articles of Amendment affecting articles numbered: Articles of Amendment affecting articles numbered:

                                        3
------------------------------------------------------------------------------
          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted (***) by vote of:
1,000 shares of common (type, class & series, if any) of 1,000 shares outstanding,

 __________ shares of ________________ of ______________ shares outstanding, and
                         (type, class & series, if any)

_________ shares of ________________ of ____________________ shares outstanding,
                        (type, class & series, if any)

(1)** being at least a majority of each type, class or series outstanding and entitled to vote thereon: / or (2)** being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights arc adversely affected thereby:

(***) - by unanimous written consent of sole shareholder on February 18, 2005

*     Delete the inapplicable words.

**    Delete the inapplicable clause.

(1)   For amendments adopted pursuant to Chapter 156B, Section 70.

(2)   For amendments adopted pursuant to Chapter 156B, Section 71.

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NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS
INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE
8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

             WITHOUT PAR VALUE STOCKS                                    WITH PAR VALUE STOCKS
------------------------------------------       ----------------------------------------------------------------
      TYPE               NUMBER OF SHARES               TYPE              NUMBER OF SHARES             PAR VALUE
--------------         ------------------        ----------------      ---------------------       --------------
Common:                        xxxx                   Common:                  1,000                   $10,000

Preferred:                     xxxx                  Preferred:                 xxxx                     xxxx

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Change the total authorized to:

            WITHOUT PAR VALUE STOCKS                                    WITH PAR VALUE STOCKS
------------------------------------------       ----------------------------------------------------------------
     TYPE               NUMBER OF SHARES              TYPE              NUMBER OF SHARES              PAR VALUE
--------------         ------------------        ----------------      ---------------------       --------------
Common:                       xxxx                   Common:                100,000                    $10,000

Preferred:                    xxxx                 Preferred:                 xxxx                      xxxx

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The foregoing amendment(s) will become effective when these Articles of
Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: _________________________________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 18th day of February, 2005, [ILLEGIBLE], *President/ [ILLEGIBLE], Secretary.

*     Delete the inapplicable words.

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                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

                  I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this 18th day of July 2005

                  Effective date: ___________________________________

                                   [ILLEGIBLE]

922517                            WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

Contact information:

                  ____________________________________________________________

                  ____________________________________________________________

                  ____________________________________________________________

                  Telephone:__________________________________________________

                  Email:______________________________________________________

                  A copy this filing will be available on-line at ww.state.ma.us/sec/cor once the document is filed.